Exhibit 99.1

CORRECTING and REPLACING

A.D.A.M., Inc. Announces First Quarter 2008 Financial Results

License revenues increase 13%; Net income increases 17%

ATLANTA, GA – May 13, 2008 – A.D.A.M., Inc. (Nasdaq: ADAM) today announced financial results for its first quarter ended March 31, 2008.

Kevin Noland, A.D.A.M.’s president and chief executive officer commented, “We made significant progress during the first quarter in expanding our sales, account management and customer service functions enabling A.D.A.M. to reach more customers and prospects with a higher degree of client service and support. These investments resulted in strong content license revenue growth of 13% while we maintained operating margins at 18% and Adjusted EBITDA margins at 28%. We believe that these expanded functions, along with a strong pipeline of new products and enhancements to Benergy 2G!, will lead to higher growth rates in 2009.”

First Quarter 2008 Financial Highlights

•

License revenues for the first quarter ended March 31, 2008 were $6,429,000 as compared to $5,699,000 for the same period of 2007, an increase of 13%. The increase in revenues is primarily attributable to increased sales of the Company’s health content licenses and Benergy communications products.

•

Total revenues for the first quarter ended March 31, 2008 were $7,123,000 as compared to $6,546,000 for the same period of 2007, an increase of 9%. The increase in revenues is primarily attributable to increased license sales.

•

Operating income for the first quarter ended March 31, 2008 was $1,291,000 as compared to $1,151,000 for the same period of 2007. Operating income margin was 18% of revenues for the first quarters of 2008 and 2007.

•

Net income for the first quarter ended March 31, 2008 was $547,000 or $0.05 per share on a fully diluted basis, as compared to $466,000 or $0.04 per share on a fully diluted basis, for the same period of 2007. Net income for the first quarter ended March 31, 2008 rose 17% compared to the same period in 2007.

•

Adjusted EBITDA was $2,026,000 for the first quarter ended March 31, 2008 as compared to $1,851,000 for the same period of 2007, an increase of 9%. Adjusted EBITDA margin was 28% of revenues for the first quarters of 2008 and 2007.

“With the expansion of our sales and client support functions, we believe we are well positioned to capitalize on the large and growing market opportunities for both content and our Benergy 2G! communication system,” Mr. Noland continued. “Employers are seeking ways to automate more of their human resource functions and at the same time promote health and wellness initiatives. A.D.A.M. is uniquely positioned to help these organizations meet their business objectives and achieve a strong return on investment.”

Use of Non-GAAP Measures

To supplement our consolidated financial statements presented in accordance with GAAP, we present investors with certain non-GAAP operational measures, including adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA, all of which primarily exclude the effects of amortization of intangible assets, stock-based compensation, acquisition related expenses, restructuring charges and the income tax benefits from valuation of future tax loss carryforwards.

Our management considers the total return of an investment we have made in an acquisition (i.e., operating profit generated as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Thus, because the purchase price for an acquisition does not necessarily reflect the accounting value assigned to intangible assets, including customer lists and goodwill, when analyzing the return provided by the acquisition in subsequent periods, our management for planning and evaluation purposes excludes the GAAP impact of acquired intangible assets and other acquisition related expenses to our financial results. We believe that such an approach is useful in understanding the long-term return provided by an acquisition and that our investors benefit from a supplemental non-GAAP financial measure that adjusts for the accounting expense associated with acquired intangible assets.

Similarly, we believe that excluding stock-based compensation expense provides supplemental information and an alternative presentation useful to investors’ understanding of our operating results and trends, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods.

We also believe that, in excluding stock-based compensation expense and amortization of intangible assets, our non-GAAP financial measures provide investors with transparency into the information and basis used by management and our board of directors to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies in making financial and operating decisions, and to establish targets for management incentive compensation.

We believe that the presentation of non-GAAP operational measures of adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA provide important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. These non-GAAP operational measures have historically been used as key performance metrics by our senior management as they evaluate the performance of the consolidated financial results. These non-GAAP operational measures are reviewed individually as well as in total in measuring our performance against internal and external expectations for the period. The expectations for such key non-GAAP operational measures are the basis for any financial guidance provided by management for future periods. Management believes that the use of each of these non-GAAP financial measures provides enhanced consistency and comparability with our past financial reports. We provide this information to investors to enable them to perform additional analyses of past, present and future operating performance.

We believe that each of these operational measures is useful to investors in their assessment of our operating performance and the valuation of our company. Adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA are significant measures used by management for:

•	Reporting our financial results and forecasts to our board of directors;

•	Evaluating the operating performance of our company;

•	Managing and comparing performance internally and externally against our peers; and

•	Establishing internal operating targets.

These non-GAAP operational measures, including adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA are used by us as broad measures of financial performance that encompass our operating performance, cash, capital structure, investment management, and income tax planning effectiveness. These operational measures are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. These operational measures have limitations in that they do not reflect all of the costs or reductions to revenues associated with the operations of our business as determined in accordance with GAAP. In addition, these operational measures may not be comparable to non-GAAP financial measures reported by other companies. As a result, one should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to operational measures. The limitations in relying on our non-GAAP financial measures include the fact that the adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA operational measures do not include the impact of stock-based compensation expense or the effects of amortization of intangible assets, acquisition related expenses and restructuring charges. We expect to continue to incur expenses similar to the non-GAAP adjustments described above, and the exclusion or inclusion of these items from our non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on A.D.A.M.’s current intent, belief and expectations. These statements, especially with respect to growth rates, revenue, net income, and cash flow, involve a number of risks and uncertainties that could cause actual results, performance or developments to differ materially. Factors that could affect the company’s actual results, performance or developments include general economic conditions, development of the Internet as a source of health information, pricing actions taken by competitors, demand for the company’s health information, the ability to realize the anticipated benefits of acquisitions, regulatory changes in laws and regulations that impact how the company conducts its business and the other factors described in A.D.A.M.’s filings with the SEC. A.D.A.M. disclaims any obligation or duty to update any of its forward-looking statements.

Conference Call and Earnings Release Information

A.D.A.M. will conduct its first quarter 2008 earnings conference call on Tuesday, May 13, 2008 at 10:00 AM Eastern Time (ET). To participate in the call, please dial (866) 624-3372 approximately five minutes prior to the start time. International callers may dial (706) 758-3874. A digital replay will be available at 12:00 PM ET the same day by dialing (800) 633-8284 or (402) 977-9140 with reservation code 21381328. The digital replay will be available until May 27, 2008. To listen to the call online, visit www.adam.com.

About A.D.A.M., Inc.

A.D.A.M. (Nasdaq: ADAM) is a leading provider of health information and benefits technology solutions to healthcare organizations, employers, consumers, and educational institutions. With an industry-leading employee and human resources benefits technology platform and one of the largest consumer health information libraries in the world, A.D.A.M. empowers consumers to better understand their health, wellness and benefits, while helping employers reduce the cost of healthcare and benefits administration. For more information, visit www.adam.com or call 1-800-408-ADAM.

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Contact:

    A.D.A.M., Inc.

    Investor Relations

    Victor Thompson

    770-321-4326

A.D.A.M., Inc.

Consolidated Statements of Operations

First Quarter, 2008 and 2007

(In thousands, except per share data)

	Three Months Ended March 31,				% Increase (Decrease)
	2008	% of Revenues	2007	% of Revenues
Revenues, net:
Licensing	$6,429	90.3%	$5,699	87.1%	12.8%
Product	241	3.4%	374	5.7%	-35.6%
Professional services and other	453	6.4%	473	7.2%	-4.2%

Total revenues, net	7,123	100.0%	6,546	100.0%	8.8%

Cost of revenues:
Cost of revenues	946	13.3%	1,194	18.2%	-20.8%
Cost of revenues – amortization	482	6.8%	315	4.8%	53.0%

Total cost of revenues	1,428	20.0%	1,509	23.1%	-5.4%

Gross profit	5,695	80.0%	5,037	76.9%	13.1%

Operating expenses:
Product and content development	991	13.9%	1,157	17.7%	-14.3%
Sales and marketing	2,118	29.7%	1,259	19.2%	68.2%
General and administrative	1,295	18.2%	1,470	22.5%	-11.9%

Total operating expenses	4,404	61.8%	3,886	59.4%	13.3%

Operating income	1,291	18.1%	1,151	17.6%	12.2%
Interest expense	472	6.6%	693	10.6%	-31.9%
Interest income	(24)	-0.3%	(12)	-0.2%	(a)
Loss on the sale of investments	296	4.2%	—	0.0%	(a)
Loss on the sale of assets	—	0.0%	4	0.1%	(a)

Income before income taxes	547	7.7%	466	7.1%	17.4%
Income tax expense	—	0.0%	—	0.0%	(a)

Net income	$547	7.7%	$466	7.1%	17.4%

Basic net income per common share	$0.06		$0.05

Basic weighted average number of common shares outstanding	9,715		9,389

Diluted net income per common share	$0.05		$0.04

Diluted weighted average number of common shares outstanding	10,728		10,654

(a)	not meaningful

A.D.A.M., Inc.

Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1)

First Quarter, 2008 and 2007

(In thousands, except per share data)

	Three Months Ended March 31,				% Increase (Decrease)
	2008 GAAP	2008 Non-GAAP	2007 GAAP	2007 Non-GAAP
Reconciliation of GAAP Operating Income, Net Income and EPS to Non-GAAP measures.

GAAP operating income	$1,291	$1,291	$1,151	$1,151	12.2%
Stock-based compensation (2)		144		282

Non-GAAP operating income		$1,435		$1,433	0.1%

GAAP net income	$547	$547	$466	$466	17.4%
Stock-based compensation (2)		144		282
Amortization of purchased intangibles (3)		188		188

Non-GAAP net income		$879		$936	-6.1%

Diluted net income per common share	$0.05	$0.08	$0.04	$0.09

Diluted weighted average number of common shares outstanding	10,728	10,728	10,654	10,654

Reconciliation of GAAP Net Income to Adjusted EBITDA.

GAAP net income		$547		$466

Depreciation		109		107
Amortization of software development costs		294		127
Stock-based compensation (2)		144		282
Amortization of purchased intangibles (3)		188		188
Interest expense		448		681
Loss on sale of investments (4)		296		—

Adjusted EBITDA		$2,026		$1,851

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered as a substitute for comparable GAAP measures and should be read only in conjunction with our financial statements prepared in accordance with GAAP and our press release, which explains our use of non-GAAP measures.
(2)	Stock-based compensation related to non-cash charges for stock options and variable stock compensation expense.
(3)	Amortization of customer list and purchased software acquired with Online Benefits, Inc.
(4)	Recognition of loss from sale of interest bearing short term investments.

A.D.A.M., Inc.

Consolidated Balance Sheets

March 31, 2008 and December 31, 2007

(In thousands)

	March 31, 2008	December 31, 2007
Assets
Current assets
Cash and cash equivalents	$3,534	$5,425
Investments, short term	—	2,809
Accounts receivable, net of allowances of $369 and $424, respectively	3,422	3,940
Restricted cash	46	46
Inventories, net	64	65
Prepaids and other assets	906	839
Deferred income tax asset	793	793

Total current assets	8,765	13,917
Property and equipment, net	751	801
Intangible assets, net	10,145	9,953
Goodwill	27,472	27,468
Other assets	152	152
Deferred financing costs, net	715	852
Deferred income tax asset	6,827	6,827

Total assets	$54,827	$59,970

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$2,694	$3,658
Deferred revenue	5,523	5,676
Current portion of long-term debt	4,500	3,250
Current portion of capital lease obligations	95	105

Total current liabilities	12,812	12,689
Capital lease obligations, net of current portion	66	85
Other liabilities	815	899
Long-term debt, net of current portion	10,500	16,750

Total liabilities	24,193	30,423

Commitments and contingencies
Shareholders’ equity
Common stock	100	100
Treasury stock	(1,088)	(1,088)
Additional paid-in capital	56,780	56,406
Unrealized loss on investments	—	(166)
Accumulated deficit	(25,158)	(25,705)

Total shareholders’ equity	30,634	29,547

Total liabilities and shareholders’ equity	$54,827	$59,970

A.D.A.M., Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Three Months Ended March 31,
	2008	2007
Cash flows from operating activities
Net income	$547	$466
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	592	423
Deferred financing cost amortization	137	96
Loss on sale of assets	—	4
Loss on sale of investments	296	—
Stock-based compensation expense	144	282
Changes in assets and liabilities:
Accounts receivable	518	(562)
Inventories	1	5
Prepaids and other assets	(67)	158
Accounts payable and accrued liabilities	(964)	(1,286)
Deferred revenue	(153)	606
Other liabilities	(84)	(77)

Net cash provided by operating activities	967	115

Cash flows from investing activities
Purchases of property and equipment	(59)	(91)
Proceeds from sale of property and equipment	—	7
Additional cost of previous acquisition	(4)	—
Net change in restricted cash	—	2,148
Software product and content development costs	(675)	(212)
Proceeds from sale of investments	2,716	—
Purchase of investments	(37)	(43)

Net cash provided by investing activities	1,941	1,809

Cash flows from financing activities
Payment on note payable	—	(1,500)
Payment on long term debt	(5,000)	(2,000)
Proceeds from exercise of common stock options	230	19
Repayments on capital leases	(29)	(35)

Net cash used in financing activities	(4,799)	(3,516)

Decrease in cash and cash equivalents	(1,891)	(1,592)
Cash and cash equivalents, beginning of period	5,425	4,446

Cash and cash equivalents, end of period	$3,534	$2,854

Interest paid	$416	$1,180